EXHIBIT 13.2

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED BY SECTION 906 OF THE SARBANES – OXLEY ACT OF 2002

I, Jonathan C. Nicholls, as Finance Director of Hanson PLC (the “Company”) hereby certify, pursuant to 18 U.S.C. §1350, as adopted by Section 906 of the Sarbanes – Oxley Act of 2002, that to my knowledge:

1.	the accompanying Annual Report on Form-20-F report for the period ending December 31, 2003 as filed with the U.S. Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 26, 2004

By /s/ Jonathan C. Nicholls
___________________________
Jonathan C. Nicholls
Finance Director

A signed original of this written statement has been provided to Hanson PLC and will be retained by Hanson PLC and furnished to the Securities and Exchange Commission or its staff upon request.